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                        Kish, Leake & Associates, P.C.
                         Certified Public Accountants



J.D. Kish, C.P.A., M.B.A.                    7901 E. Belleview Ave., Suite 220
James D. Leake, C.P.A., M.T.                         Englewood, Colorado 80111
----------------------------                          Telephone (303) 779-5006
Arleen R. Brogan, C.P.A.                              Facsimile (303) 779-5724



     January 6, 2000



     Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, N.W.
     Washington, D.C. 20549


     We would like to inform you that we have read the disclosures provided by Full Tilt Sports, Inc. (comm. file#0-24829) in its filing of form 8-K dated January 4, 2000 and that there are no disagreements regarding the statements made under Item 4-Changes in Registrant's Certifying Accountant.

     Sincerely,

     /s/ Kish Leake & Associates, P.C.

     Kish, Leake & Associates, P.C.